As filed with the Securities and Exchange Commission on December 23, 1998
                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                               -------------------

                       COMPUTER MANAGEMENT SCIENCES, INC.
             (Exact name of registrant as specified in its charter)

                  Florida                               59-2264633
       (State or other jurisdiction        (I.R.S. Employer Identification No.)
     of incorporation or organization)

8133 Baymeadows Way, Jacksonville, Florida                 32256
  (Address of Principal Executive Office)               (Zip Code)

                       COMPUTER MANAGEMENT SCIENCES, INC.
                            1995 STOCK INCENTIVE PLAN

                                       AND

                       COMPUTER MANAGEMENT SCIENCES, INC.
                     EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                            (Full title of the plan)
                               -------------------
                                            Copies of all communications to:
Anthony V. Weight
Cheif Executive Officer                     L. Kinder Cannon III, Esq.
Computer Management Sciences, Inc.          Holland & Knight
8133 Baymeadows Way                         50 North Laura Street
Jacksonville, Florida 32256                 Suite 3900
(Name and address of agent for service)     Jacksonville, Florida  32202
(904) 737-8955
(Telephone number, including area code, of agent for service)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. X

                         CALCULATION OF REGISTRATION FEE
--------------------------------- ----------------------- ------------------ ------------------ ------------------
                                                              Proposed           Proposed
            Title of                      Amount               maximum            maximum           Amount of
           securities                     to be            offering price        aggregate        registration
        to be registered              Registered(1)          per unit(2)     offering price(2)       fee(2)
--------------------------------- ----------------------- ------------------ ------------------ ------------------
Common Stock,                        2,460,059  shares        $15.3125          $37,669,653          $10,472
 par value
 $0.01 per share. . . . . .
--------------------------------- ----------------------- ------------------ ------------------ ------------------

(1) Of the 2,460,059 shares of Common Stock being registered hereunder, 1,000,000 shares of Common Stock are reserved for issuance pursuant to the Computer Management Sciences, Inc. 1995 Stock Incentive Plan and 1,460,059 are held by the Computer Management Sciences, Inc. Employee Stock Ownership Plan and Trust (the "ESOP") for distribution thereunder.
(2) Estimated solely for the purpose of calculating the registration fee. The fee is calculated upon the basis of the average between the high and low sales price for shares of Common Stock of the registrant as reported on the Nasdaq National Market on December 21, 1998.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information called for in Part I of Form S-8 will be provided to participants in the Computer Management Sciences, Inc.
(i) Amended 1995 Stock Incentive Plan, and (ii) Employee Stock Ownership Plan and Trust. Such information is not being filed with or included in this Registration Statement in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                     PART II
                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission (Commission File No. 0-26622) and all documents subsequently filed by it pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference in this Registration Statement:

   (a)   Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

   (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

   (c) Definitive Proxy Statement filed April 30, 1998, as amended May 22,
1998;

   (d) Quarterly Report on Form 10-Q for the quarter ended June 30, 1998;

   (e) Quarterly  Report on Form 10-Q for the quarter ended  September 30,
1998;

   (f) All other reports filed by the Company pursuant to Sections 13(a) and 15(d) of the Exchange Act since December 31, 1997; and

   (g) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed by the Company under Section 12 of the Exchange Act, dated August 11, 1995, and any amendments or reports filed for the purpose of updating such description.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act, as amended (the "Florida Act"), provides that, in general, a business corporation may indemnify any person who is or was a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director or officer of the corporation, against liability incurred in connection with such proceeding, including any appeal thereof, provided certain standards are met, including that such officer or director acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and provided further that, with respect to any criminal action or proceeding, the officer or director had no reasonable cause to believe his or her conduct was unlawful. In the case of proceedings by or in the right of the corporation, the Florida Act provides that, in general, a corporation may indemnify any person who was or is a party to any such proceeding by reason of the fact that he or she is or was a director or officer of the corporation against expenses and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, provided that such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim as to which such person is adjudged liable unless a court of competent jurisdiction determines upon application that such person is fairly and reasonably entitled to indemnity. To the extent that any officers or directors are successful on the merits or otherwise in the defense of any of the proceedings described above, the Florida Act provides that the corporation is required to indemnify such officers or directors against expenses actually and reasonably incurred in connection therewith. However, the Florida Act further provides that, in general, indemnification or advancement of expenses shall not be made to or on behalf of any officer or director if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (i) a violation of the criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe it was unlawful; (ii) a transaction from which the director or officer derived an improper personal benefit; (iii) in the case of a director, a circumstance under which the director has voted for or assented to a distribution made in violation of the Florida Act or the corporation's articles of incorporation; or (iv) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.
Article X of the Company's Articles of Incorporation provides that the Company shall indemnify any director, officer or employee or any former director, officer or employee to the full extent permitted by law.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         In lieu of an opinion of counsel concerning compliance with the requirements of ERISA or an Internal Revenue Service ("IRS") determination letter that the ESOP is qualified under Section 401 of the Internal Revenue Code, the undersigned registrant hereby undertakes to submit the ESOP and all amendments thereto to the IRS in a timely manner and will make all changes required by the IRS in order to qualify the ESOP.

         4.4 Computer Management Sciences, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

         4.4(a) Amendment to Computer Management Sciences, Inc. 1995 Stock Incentive Plan, dated October 1, 1998.

         4.5 Computer Management Sciences, Inc. Employee Stock Ownership Plan and Trust (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

         5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

         23.1     Consent of Holland & Knight LLP (contained in Exhibit
                  5.1 hereto).

         23.2     Consent of KPMG Peat Marwick LLP.

         23.3     Consent of Dellinger & Deese, PLLC.

         23.4     Consent of Williams, Cox, Weidner and Cox.

         23.5     Consent of Ehrhardt Keefe Steiner & Hottman PC

         24.1 Power(s) of Attorney (included on the signature page to this Registration Statement).

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i)      To include any  prospectus  required by
section  10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the  prospectus any facts or events
arising after the effective
date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                         (iii) To include any material  information with respect
to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (see
Item 6) or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on December 23, 1998.

                                 COMPUTER MANAGEMENT SCIENCES, INC.


                                 By:/s/ Anthony Colaluca
                                       Anthony Colaluca, Vice President and
                                       Chief Financial Officer
                                       (Principal Financial Officer)

                                POWER OF ATTORNEY

         Each person whose signature appears below hereby appoints Anthony V. Weight as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-8 Registration Statement of Computer Management Sciences, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signatures                   Title                            Date

/s/Jerry W. Davis        Chairman of the Board,                December 23, 1998
Jerry W. Davis           Chief Executive Officer, and Director

/s/Anthony V. Weight     Acting Chief Executive                December 23, 1998
Anthony V. Weight        Officer and Director
                         (Principal Executive Officer)

/s/Larry A. Longhi       Senior Vice President and Director    December 23, 1998
Larry A. Longhi

/s/Harry C. Stonecipher  Director                              December 23, 1998
Harry C. Stonecipher

/s/Theodore L. Weise     Director                              December 23, 1998
Theodore L. Weise

                                INDEX TO EXHIBITS

Exhibit Number
and Description

4.4 Computer Management Sciences, Inc. 1995 Stock Incentive Plan (incorporated by reference to Exhibit
                           10.4 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

4.4(a) Amendment to Computer Management Sciences, Inc., 1995 Stock Incentive Plan dated October 1, 1998.

4.5 Computer Management Sciences, Inc. Employee Stock Ownership Plan and Trust (incorporated by reference to Exhibit 10.6 to the Company's Registration Statement on Form S-1, filed August 9, 1995, and as amended by amendments filed September 12, 1995, September 22, 1995 and September 26, 1995 (Commission File No. 33-95544)).

5.1 Opinion of Holland & Knight LLP as to the legality of the securities being registered hereunder.

23.1                       Consent of Holland & Knight LLP (contained in Exhibit
                           5.1 hereto).

23.2                       Consent of KPMG Peat Marwick LLP.

23.3                       Consent of Dellinger & Deese, PLLC.

23.4                       Consent of Williams, Cox, Weidner and Cox.

23.5                       Consent of Ehrhardt Keefe Steiner & Hottman PC

24.1 Power(s) of Attorney (included on the signature page to this Registration Statement).